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                                                                  Exhibit (8)(b)

                                  April 1, 1995

Mercantile Bank of St. Louis National Association
One Mercantile Center
St. Louis, Missouri 63101

                  Re: Custody Fees for The ARCH Money Market, Treasury Money Market, Growth & Income Equity, Government & Corporate Bond, U.S. Government Securities, Emerging Growth, Balanced and International Equity Portfolios

Gentlemen:

                  This letter constitutes our agreement with respect to compensation to be paid to Mercantile Bank of St. Louis National Association ("Mercantile") with respect to The ARCH Money Market Portfolio (comprised of Class A, Class A - Special Series 1 and Class A - Special Series 2 shares), The ARCH Treasury Money Market Portfolio (comprised of Class B, Class B - Special Series 1 and Class B - Special Series 2 shares), The ARCH Growth & Income Equity Portfolio (comprised of Class C, Class C - Special Series 1, Class C - Special Series 2 and Class C - Special Series 3 shares), The ARCH Emerging Growth Portfolio (comprised of Class D, Class D - Special Series 1, Class D - Special Series 2 and Class D - Special Series 3 shares), The ARCH Government & Corporate Bond Portfolio (comprised of Class E, Class E - Special Series 1, Class E - Special Series 2 and Class E - Special Series 3 shares), The ARCH U.S. Government Securities Portfolio (comprised of Class F, Class F - Special Series 1, Class F Special Series 2 and Class F - Special Series 3 shares), The ARCH Balanced Portfolio (comprised of Class G, Class G - Special Series 1, Class G - Special Series 2 and Class G - Special Series 3 shares), and The ARCH International Equity Portfolio (comprised of Class H, Class H - Special Series 1, Class H - Special Series 2 and Class H - Special Series 3 shares) (each class a "Series") under the terms of the Custodian Agreement dated as of April 1, 1992 (the "Custodian Agreement") between The ARCH Fund, Inc. (the "Fund") and Mercantile. Pursuant to Paragraph 23 of the Custodian Agreement, and in consideration of the services to be provided by you, we will pay Mercantile the following:



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Mercantile Bank of St. Louis, N.A.
April 1, 1995
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         1. An annual custody fee (exclusive of any transaction charges for the non-money market portfolios), which shall be calculated daily and paid monthly (in arrears) for each Series as follows:

         - The ARCH Money Market Portfolio - $.125 for each $1000 of the Series' average daily net assets;

         - The ARCH Treasury Money Market Portfolio - $.125 for each $1000 of the Series' average daily net assets;

         - The ARCH Growth & Income Equity Portfolio - the greater of $6,000 or $.30 for each $1000 of the Series' average daily net assets;

         - The ARCH Emerging Growth Portfolio - the greater of $6000 or $.30 for each $1000 of the Series' average daily net assets;

         - The ARCH Government & Corporate Bond Portfolio - the greater of $6000 or $.30 for each $1000 of the Series' average daily net assets;

         - The ARCH U.S. Government Securities Portfolio - the greater of $6000 or $.30 for each $1000 of the Series' average daily net assets;

         - The ARCH Balanced Portfolio - the greater of $6000 or $.30 for each $1000 of the Series' average daily net assets; and

         - The ARCH International Equity Portfolio - .17% of the Series' average daily net assets for the first $50 million in assets; .155% of the Series' average daily net assets for the next $50 million; .13% of the Series average daily net assets for the next $150 million; and .105% of the Series' average daily net assets thereafter.

         2. For the non-money market portfolios, a transaction charge of $15.00 for each purchase, sale or delivery of a security upon its maturity date, $50.00 for each interest collection or claim item, $20.00 for each transaction involving GNMA, tax-free or other non-depository registered items with



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Mercantile Bank of St. Louis, N.A.
April 1, 1995
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monthly dividends or interest, $30.00 for each purchase, sale or expiration of an option contract, $50.00 for each purchase, sale or expiration of a futures contract, and $15.00 for each repurchase trade with an institution other than Mercantile;

         3. Mercantile's incremental costs in providing foreign custody services for foreign denominated and held securities; and

         4. Mercantile's out-of-pocket expenses, including but not limited to postage, telephone, telex, Federal Express and Federal Reserve wire fees, on behalf of the Series.

                  The fee and expenses attributable to each Series shall be the obligation of that Series and not of any other portfolio of the Fund. The fee for the period from the day of the year this agreement is entered into until the end of that fiscal year of the Series, or for any portion of a fiscal year immediately prior to its termination, shall be pro-rated according to the proportion which such period bears to the full annual period.

                  If the foregoing accurately sets forth our agreement and you intend to be legally bound thereby, please execute a copy of this letter and return it to us.

                                            Very truly yours,

                                            THE ARCH FUND, INC.

                                            By:/s/ Jerry V. Woodham
                                               -----------------------
                                              Jerry V. Woodham, President

ACCEPTED:                  MERCANTILE BANK OF ST. LOUIS NATIONAL ASSOCIATION

                             By:/s/ Donald A. Salama
                                ------------------------------------------
                                Donald A. Salama, Senior Vice President

Dated as of:  April 1, 1995